EXHIBIT 99.1

Xcerra Announces Second Quarter Results

Second Fiscal Quarter Notables:

  Delivered positive operating results for seasonally slow quarter atg-LM introduced new flying probe printed circuit board tester
  Finalized agreement to acquire Titan Semiconductor Tool, LLC

NORWOOD, Mass., Feb. 26, 2015 (GLOBE NEWSWIRE) -- Xcerra Corporation (Nasdaq:XCRA), today announced financial results for its second fiscal quarter ended January 31, 2015.

Net sales for the quarter were $92,284,000, compared to the prior quarter's net sales of $127,162,000. GAAP net income for the quarter was $3,929,000, or $0.07 per diluted share. Excluding restructuring charges of $230,000, amortization expenses totaling $971,000 and a benefit of ($2,685,000) related to a gain from financing activities, non-GAAP net income for the quarter was $2,445,000, or $0.04 per diluted share.

Dave Tacelli, chief executive officer and president, commented, "The Company weathered the seasonally slow second fiscal quarter better than expected. While revenues were approximately at the mid-point of our guidance, the EPS results were significantly better than plan primarily due to favorable product mix, and foreign currency exchange rate fluctuations.

More importantly our confidence in the Company's growth prospects for calendar year 2015 remains high. We expect to outperform our industry peers through a combination of market share gains in our existing markets, and from the launch of new products targeted at market segments that are not currently served by the Company."

Third Quarter Fiscal 2015 Outlook

For the fiscal quarter ending April 30, 2015 net sales are expected to be in the range of $103 million to $108 million. Non-GAAP net income for the quarter is expected to be in the range of $0.04 to $0.09 per share, assuming 55 million fully diluted shares outstanding. Third quarter guidance is based on our target model which assumes a normalized product mix and excludes any impact from exchange rate fluctuations. The non-GAAP net income guidance excludes amortization of purchased intangible assets of approximately $428,000.

The Company will conduct a conference call today, February 26, 2015, at 10:00 AM EST to discuss this release. The conference call may be accessed via telephone by dialing (877) 853-5334. The call will be simulcast via the Xcerra web site http://www.xcerra.com/events-presentations.html. Audio replays of the call can be heard through February 28, 2015 via telephone, by dialing (855) 859-2056; conference ID number 87774820. A replay of the webcast can be accessed by visiting our web site 90 minutes following the conference call at http://www.xcerra.com/events-presentations.html.

Information About Non-GAAP Measures

Xcerra supplements its GAAP financial results by providing non-GAAP measures to evaluate the operating performance of the Company. Non-GAAP net income for the quarter ended January 31, 2015 excludes the amortization of purchased intangible assets, restructuring charges, and purchase accounting adjustments. Management believes these non-GAAP measures are useful for internal comparison to historical operating results as well as to the operating results of its competitors, and believes that this information is useful to investors for the same purposes. A reconciliation between the Company's GAAP and non-GAAP results is provided in the attached tables. Readers are reminded that non-GAAP information is merely a supplement to, and not a replacement for, GAAP financial measures.

Safe Harbor for Forward-Looking Statements

Any statements in this presentation about future expectations, plans and prospects for the Company, financial guidance on revenue, financial operating results (including net income or loss), and earnings or loss per share, continued customer adoption of recent product introductions, product developments, potential customer expansion and any other statements about management's future expectations, beliefs, goals, plans or prospects constitute forward-looking statements for purposes of the safe harbor provisions under The Private Securities Litigation Reform Act of 1995. Forward-looking statements can be identified by the Company's use of the words "believes," "anticipates," "plans," "expects," "may," "will," "would," "should," "intends," "estimates," "seeks" or similar expressions, whether negative or affirmative. Forward-looking statements are subject to known and unknown risks and uncertainties that could cause actual results or events to differ materially from those indicated by such forward-looking statements as a result of various important factors, whether the Company is able to timely develop new products, options and software applications and the level of customer demand for such products, options and software applications, and the Company's ability to meet its debt service obligations under its existing credit arrangement with Silicon Valley Bank, as well as the other important factors as are described in the Company's filings with the U.S. Securities and Exchange Commission, including those included under the heading "Risk Factors" in the Company's Quarterly Report on Form 10-Q for the fiscal quarter ended October 31, 2014. The Company disclaims any intention or obligation to update any forward-looking statements after the date of this presentation.

About Xcerra

Xcerra Corporation is comprised of four businesses in the semiconductor and electronics manufacturing test markets: atg-Luther & Maelzer, Everett Charles Technologies, LTX-Credence and Multitest. The combination of these businesses creates a company with a broad spectrum of semiconductor and PCB test expertise that drives innovative new products and services, and the ability to deliver to customers fully integrated semiconductor test cell solutions. The Company addresses the broad, divergent requirements of the mobility, industrial, automotive and consumer end markets, offering a comprehensive portfolio of solutions and technologies, and a global network of strategically deployed applications and support resources. Additional information can be found at www.xcerra.com or at each product group's website; www.atg-lm.com, www.ectinfo.com, www.ltxc.com and www.multitest.com.

Xcerra is a trademark of Xcerra Corporation.
All other trademarks are the property of their respective owners.

Xcerra Corporation
Consolidated Balance Sheets
(in thousands)
(unaudited)

ASSETS	January 31, 2015	July 31, 2014

Current assets
Cash and cash equivalents	$ 73,419	$ 59,269
Marketable securities	56,890	39,659
Accounts receivable - trade, net	68,599	88,081
Accounts receivable - other, net	237	99
Inventories, net	61,831	69,670
Prepaid expenses and other current assets	6,654	9,308
Total current assets	267,630	266,086

Property and equipment, net	40,622	40,883
Intangible assets, net	10,529	11,565
Goodwill	43,030	43,030
Other assets	2,622	2,579
Total assets	$ 364,433	$ 364,143

LIABILITIES AND STOCKHOLDERS' EQUITY
Current liabilities
Current portion of long-term debt	$ 1,579	$ 3,831
Accounts payable	21,226	29,617
Other accrued expenses	32,340	40,785
Deferred revenues	8,443	8,927
Total current liabilities	63,588	83,160

Term Loan	25,937	46,917
Subordinated Debt	--	18,000
Other long-term liabilities	11,106	11,447
Stockholders' equity	263,802	204,619
Total liabilities and stockholders' equity	$ 364,433	$ 364,143

Xcerra Corporation
Consolidated Statements of Operations
(in thousands, except earnings per share data)
(unaudited)
	Three Months Ended		Six Months Ended
	January 31,		January 31,
	2015	2014	2015	2014

Net sales	$ 92,284	$ 68,356	$ 219,446	$ 101,123
Cost of sales	55,800	41,545	129,149	57,181
Gross profit	36,484	26,811	90,297	43,942

Engineering and product development expenses	15,630	15,801	31,695	28,679
Selling, general, and administrative expenses	18,717	17,913	41,890	28,838
Amortization of purchased intangible assets	473	424	1,036	617
Restructuring	230	2,159	938	2,159
Income (loss) from operations	1,434	(9,486)	14,738	(16,351)

Bargain purchase gain	--	8,621	--	8,621
Other income, net	4,058	--	3,579	105
Income (loss) before provision for income taxes	5,492	(865)	18,317	(7,625)
Provision for income taxes	1,563	739	2,326	879
Net income (loss)	$ 3,929	$ (1,604)	$ 15,991	$ (8,504)

Net income (loss) per share:

Basic	$ 0.07	$ (0.03)	$ 0.30	$ (0.18)
Diluted	$ 0.07	$ (0.03)	$ 0.30	$ (0.18)

Weighted average shares outstanding:

Basic	54,362	48,220	52,745	48,060
Diluted	54,667	48,220	53,510	48,060

Xcerra Corporation
Reconciliation of GAAP Net Income (Loss) to Non-GAAP Net Income (Loss)
(In thousands, except per share amounts)
(unaudited)

	Three Months Ended January 31, 2015	Basic Earnings Per Share	Diluted Earnings Per Share	Three Months Ended January 31, 2014	Basic and Diluted Earnings Per Share

GAAP net income (loss)	$ 3,929	$ 0.07	$ 0.07	$ (1,604)	$ (0.03)
Amortization of purchased intangible assets	473	0.01	0.01	424	0.01
Amortization of inventory step up for purchase accounting	498	0.01	0.01	1,077	0.02
Restructuring	230	(0.00)	(0.00)	2,159	0.04
Gain from financing activities (Other income, net)	(2,685)	(0.05)	(0.05)	--	--
Acquisition and integration related expenses	--	--	--	428	0.01
Bargain purchase gain	--	--	--	(8,621)	(0.18)
Non-GAAP net income (loss)	$ 2,445	$ 0.04	$ 0.04	$ (6,137)	$ (0.13)

Weighted average shares outstanding:		54,362	54,667		48,220

	Six Months Ended January 31, 2015	Basic Earnings Per Share	Diluted Earnings Per Share	Six Months Ended January 31, 2014	Basic and Diluted Earnings Per Share

GAAP net income (loss)	$ 15,991	$ 0.30	$ 0.30	$ (8,504)	$ (0.18)
Amortization of purchased intangible assets	1,036	0.02	0.02	617	0.01
Amortization of inventory step up for purchase accounting	1,991	0.04	0.04	1,077	0.02
Restructuring	938	0.02	0.02	2,159	0.04
Gain from financing activities (Other income, net)	(2,685)	(0.05)	(0.05)	--	--
Acquisition and integration related expenses	--	--	--	2,128	0.04
Bargain purchase gain	--	--	--	(8,621)	(0.18)
Non-GAAP net income (loss)	$ 17,271	$ 0.33	$ 0.32	$ (11,144)	$ (0.23)

Weighted average shares outstanding:		52,745	53,510		48,060
CONTACT: Investor Contact:

         Richard Yerganian,
         Vice President, Investor Relations
         Xcerra Corporation
         Tel. 781.467.5063
         Email rich.yerganian@xcerra.com